EXHIBIT 10.1

REGIONS’ DIRECTOR COMPENSATION PROGRAM
April 17, 2024

Compensation Element[1]	Amount
Annual Cash Retainer[2]	$100,000
Annual Equity Retainer[3]
$130,000 in restricted stock units granted three business days following the annual shareholder meeting, the number determined by dividing the dollar value by the closing price of Regions stock on the grant date and rounding down to the nearest whole share, and that vest at the next annual shareholder meeting

Additional Annual Retainer for Independent Non-Executive Chair of the Board
$150,000, paid as follows:
-$50,000 cash
-$100,000 equity in the form of restricted stock units granted three business days following the annual shareholder meeting and that vest at the next annual shareholder meeting

Additional Annual Retainer for Lead Independent Director	$50,000
Additional Annual Retainer for Committee Members of CHR, NCG, Risk, and Technology (exclusive of each Committee Chair; including Special and Ad Hoc Committees, as applicable)[4]	$10,000
Additional Annual Retainer for Audit Committee Members (exclusive of the Audit Committee Chair)[4]	$15,000
Additional Annual Retainer for Committee Chairs[5]	$40,000 — Audit Committee $25,000 — CHR Committee $25,000 — NCG Committee $40,000 — Risk Committee $25,000 — Technology Committee $10,000 — Special and Ad Hoc Committees, as applicable
1     The cash retainers and the equity retainer may be deferred at the Director’s option in accordance with the Regions Financial Corporation Directors’ Deferred Investment Plan and the Regions Financial Corporation Directors’ Deferred Restricted Stock Unit Plan, respectively.
2     Any non-employee director who becomes a director between annual shareholder meetings will receive a pro-rated portion for the term during which he or she joined the Board beginning with the quarterly payment for the quarter during which the non-employee director is appointed as a member of the Board.
3     Any non-employee director who becomes a director between annual shareholder meetings will receive a pro-rated portion for the term during which he or she joined the Board based on the number of months served during the term.
4     Any non-employee director who becomes a member of a committee between annual shareholder meetings will receive a pro-rated portion for the term during which he or she joined the committee beginning with the quarterly payment for the quarter during which the non-employee director is appointed as a member of the relevant committee.
5    Any non-employee director who becomes the chair of a committee between annual shareholder meetings will receive a pro-rated portion for the term during which he or she becomes the chair of the committee beginning with the quarterly payment for the quarter during which the non-employee director is appointed as the chair of the relevant committee (in lieu of the quarterly annual retainer for committee membership if applicable).